Exhibit 99.1

Our Company

Our mission is to bring comprehensive genetic information into mainstream medical practice to improve the quality of healthcare for billions of people. Combining genetic testing services that support patient care throughout life’s journey – from family planning, to proactive health screening, to inherited disease diagnosis – with a unique, rapidly expanding network of patients, healthcare providers, biopharma and advocacy partners, we seek to capture the broad potential of genetics and expand its use across the healthcare continuum.

We are aiming to combine genetic information and clinical data into a seamless genome network to accelerate research, clinical trials and disease management. Through the custom design and application of automation, robotics and bioinformatics software solutions tailored to the complexity of sample processing and complex variant interpretation, we believe we can apply our world-class clinical expertise to medical interpretation at scale, simplifying the process of obtaining and utilizing affordable, high-quality genetic information to inform critical healthcare decisions. By pioneering new ways of sharing and understanding genetic information, we believe we are transforming the field of genetics from one-dimensional testing to complex information management.

We launched our first commercial offering in November 2013 with an offering of approximately 200 genes and have grown our test menu over time to include more than 20,000 genes. Since our commercial launch through December 31, 2017, we have delivered a total of approximately 220,000 test reports. In 2017, we accessioned approximately 150,000 samples and generated revenue of approximately $68.2 million reflecting more than a 150% and 170% increase over 2016 volume and revenue, respectively. In 2017, we achieved a full-year gross profit of $18.1 million, compared to a full-year gross loss of $2.8 million in 2016. In support of our efforts to reduce cost per test, expand our test menu and develop a scalable laboratory infrastructure, we incurred research and development expenses of $46.5 million, $44.6 million and $42.8 million in 2017, 2016 and 2015, respectively. At December 31, 2017, we had an accumulated deficit of $398.6 million. We increased our number of employees to 594 at December 31, 2017 from 332 at December 31, 2016. Our sales force almost doubled to over 100 at December 31, 2017 from just over 50 at December 31, 2016. We expect headcount will continue to increase in 2018 as we add staff to support anticipated growth.

Our rapid growth in diagnostic testing has accelerated the transition of our business from a traditional sample-by-sample, indication-by-indication, test-by-test market to an extensive, highly-accurate and accessible network focused on utilization of genetics in personal healthcare. Our value proposition for customers is simple: Genetic information is more valuable when shared.

We began by building out our initial offering in competitive and technically challenging clinical areas, including comprehensive panels for hundreds of hereditary conditions in cancer, cardiology, neurology, pediatrics and rare diseases. In 2017, we expanded our platform of clinical testing services to include assays totaling over 20,000 genes, including our medical exome, and began offering tests that could be used for proactive health and wellness screening. While we have expanded the breadth and complexity of our testing capabilities, we have also invested in a series of process improvements that have enabled us to maintain our strategy to lower the cost and improve access to genetic testing.

In January 2017, we acquired AltaVoice, a patient-centered data company with a global platform for collecting, curating, coordinating and delivering safeguarded data from patients and clinicians. This acquisition expands our genome network, designed to connect patients, clinicians, advocacy organizations, researchers and therapeutic developers to accelerate the understanding, diagnosis and treatment of hereditary disease. In June 2017, we acquired Ommdom, Inc., a company that develops, commercializes and sells hereditary risk assessment and management software, including CancerGene Connect, a cancer genetic counseling platform. The acquisition of Ommdom expands our suite of genome management offerings designed to help patients and clinicians use genetic information as part of mainstream medical care.

We also established a position in family health genetic information services through the strategic acquisition of reproductive health testing capabilities. In August 2017, we acquired Good Start Genetics, Inc., a molecular diagnostics company focused on preimplantation and carrier screening for inherited disorders. Good Start’s next-generation sequencing offerings include carrier screening and preimplantation embryo testing, which provide women, their partners and their clinicians with insightful and actionable information to promote successful pregnancies and help build healthy families. In November 2017, we acquired CombiMatrix Corporation, a company which specializes in prenatal diagnosis, miscarriage analysis and pediatric developmental disorders. CombiMatrix’s services include advanced technologies, such as single nucleotide polymorphism chromosomal microarray analysis, next generation sequencing, and expertise handling a variety of technically challenging sample types.

We have employed a disciplined approach to our acquisitions and have developed experience integrating acquisitions onto our platform. Through our approach, we have benefited from the advantages of scale, enabling us to lower cost of goods, leverage our operating infrastructure, increase cash flow and accelerate development of our capabilities. We intend to continue to invest in our business and may partner with companies or pursue acquisitions that complement our test offerings and capabilities.

In addition to investing in platform content, informatics solutions and infrastructure to support network development, we have continued to expand our genome network by partnering with biopharmaceutical companies, including Alnylam Pharmaceuticals, Inc., Ariad Pharmaceuticals, Inc. (a subsidiary of Takeda Pharmaceutical Company Limited), AstraZeneca and Merck & Co., Inc., BioMarin Pharmaceutical Inc., Blueprint Medicines Corporation, Jazz Pharmaceuticals plc, MyoKardia, Inc., Parion Sciences, Inc. and others to support clinical trial recruitment and other initiatives. Our biopharmaceutical industry partnerships are complemented by partnerships with leading health systems, executive health programs and leading research institutions, including the Geisinger Health System, the Mayo Clinic, Memorial Sloan Kettering Cancer Center, MedCan, NorthShore University HealthSystem and Stanford Health Care, among others.

We plan to invest in expanding this network, which we believe will help connect patients with potential treatments, clinical trials, researchers, clinicians, advocacy organizations and other resources to help inform and improve patients’ health.

We believe that the keys to our future growth will be to steadily increase the amount of genetic content we offer, consistently improve the client experience, drive physician and patient utilization of our website for ordering and delivery of results, achieve broad reimbursement coverage for our tests from third-party payers, increase the number of strategic partners working with us to add value for our clients, and consistently drive down the price per gene for genetic analysis and interpretation.

If we complete this offering, we expect to accelerate our business plan, primarily to enhance our reproductive health offerings, to expand into the somatic testing market, and to enable faster scaling by continuing to build out our infrastructure, improve ease of patient ordering and build awareness of our product offering.

Risk related to our business

We expect to continue incurring significant losses, and we may not successfully execute our plan to accelerate growth in our business or to achieve or sustain profitability.

We have incurred substantial losses since our inception. For the years ended December 31, 2017, 2016 and 2015, we had net losses of $123.4 million, $100.3 million and $89.8 million, respectively. At December 31, 2017, we had an accumulated deficit of $398.6 million. To date, we have generated limited revenue, and we expect to continue to incur significant losses. In addition, these losses may increase as we focus on scaling our business and operations, expanding our testing capabilities and accelerating our business plan, which we expect will significantly increase our operating expenses. In addition, as a result of the integration of acquired businesses, we may be subject to unforeseen or additional expenditures, costs or liabilities. Our prior losses and expected future losses have had and will continue to have an adverse effect on our stockholders’ equity, working capital and stock price. Our failure to achieve and sustain profitability in the future would negatively affect our business, financial condition, results of operations and cash flows, and could cause the market price of our common stock to decline.

We began operations in January 2010 and commercially launched our initial assay in late November 2013; accordingly, we have a relatively limited operating history upon which you can evaluate our business and prospects. Our limited commercial history makes it difficult to evaluate our current business and makes predictions about our future results, prospects or viability subject to significant uncertainty. Our prospects must be considered in light of the risks and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as ours. These risks include an evolving and unpredictable business model, risks associated with successfully executing our accelerated business plan, and the management of growth. To address these risks, we must, among other things, increase our customer base; implement and successfully execute our business and marketing strategy; identify, acquire and successfully integrate companies, assets or technologies in areas that are complementary to our business strategy; successfully enter into other strategic collaborations or relationships; obtain access to capital on acceptable terms and effectively utilize that capital; identify, hire and successfully integrate additional employees; continue to expand, automate and upgrade our laboratory, technology and data systems; obtain, maintain and expand coverage and reimbursement by healthcare payers; provide rapid test turnaround times with accurate results at low prices; provide superior customer service; respond to competitive developments; and attract, retain and motivate qualified personnel. We cannot assure you that we will be successful in addressing these risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations. Even if we successfully execute our accelerated business plan, we cannot assure you that we will achieve the intended benefits.